Share Purchase Agreement

THIS SHARE PURCHASE AGREEMENT (“Agreement”) is entered into this 5th day of November 2014, to be effective as of September 24, 2014 (the “Effective Date”), by and among LOGICAL CHOICE CORPORATION, a Nevada corporation (the “Company”), and the Persons or Entities who are listed on Schedule A hereto and who have executed this Agreement on the signature page hereof (each a “Purchaser” and collectively, the “Purchasers”).

SECTION 1. Acquisition Of Shares.

(a) Sale of Shares. On the terms and conditions set forth in this Agreement, on the date hereof, the Company hereby agrees to sell to each of a Purchasers and each of a Purchasers who have executed this Agreement hereby agrees to purchase from the Company, that number of shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), that are listed next to the name of each Purchaser on Schedule A annexed hereto and made a part hereof (the “Shares” or “Purchased Shares”). The Shares shall be issued at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b) Valuation of the Company. The Company and the Purchasers mutually agree that as at the date of execution of this Agreement and as at the Effective Date, the Company owns no businesses, assets or properties and has no operating subsidiaries. Accordingly, the Company’s Board of Directors and the Purchasers value each share of Common Stock an not more than two cents ($0.02) per share.

(c) Purchase Price. The Purchasers hereby agrees to purchase the Shares at a purchase price of two cents ($0.02) per share (the “Per Share Price”). Accordingly, each Purchaser hereby agrees to pay to the Company for all Purchased Shares acquired by such Purchaser the amount set forth opposite the name of such Purchaser on Schedule A annexed hereto (the “Purchase Price”).

(d) Method of Payment of Purchase Price. The Purchase Price shall be payable by delivery of each Purchaser’s 4% promissory note (the “Purchase Note”), payable on DEMAND but in no event later than either (i) the effective date of a registration statement on Form S-1 is declared effective by the SEC in connection with an initial public offering of Common Stock of the Company (the “IPO”), or (ii) a transaction is consummated pursuant to which the Shares shall be exchanged or substituted for shares of common stock of a publicly traded corporation (an “RTO”). A true copy of such Purchase Note is in the form of Exhibit 1 hereto and made a part hereof.

(e) Defined Terms. Capitalized terms not defined above are defined in Section 11 of this Agreement.

SECTION 2. Right Of First Refusal.

(a) Right of First Refusal. Subject at all times to the provisions of Section 2(d) below, in the event that a Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in Purchased Shares, unless otherwise approved by the board of directors of the Company (the “Board”), the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If a Purchaser desires to transfer Purchased Shares, such Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by a Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Board does not waive the Right of First Refusal, but the Company fails to exercise its Right of First Refusal within 10 days after receiving the Transfer Notice, a Purchaser may, not later than 30 days after the Company received the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which a Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by a Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 2(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. Subject at all times to the provisions of Section 2(d) below, in the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a Shares split, the declaration of a Shares dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Purchased Shares subject to this Section 2 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Purchased Shares subject to this Section 2.

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(d) Termination of Right of First Refusal. Any other provision of this Section 2 notwithstanding, in the event that (i) the Company shall consummate an IPO or an RTO, or (ii) the Common Stock of the Company shall be merged with or acquired by any company whose shares of common stock are publicly traded on a securities market, this Section 2, and the Right of First Refusal set forth in this Section 2 shall immediately terminate and shall no longer be of any force or effect, and no Purchaser shall have any obligation to comply with the procedures prescribed by any of the other provisions of this Section 2.

(e) Permitted Transfers. In addition to the provisions of Section 2(d), this Section 2 shall not apply to (i) a transfer by a Purchaser to any Person or entity in which the Right of First Refusal is waived by the Board, (ii) a transfer by beneficiary designation, will or intestate succession or (iii) a transfer to one or more members of a Purchaser’s Immediate Family or to a trust established by a Purchaser for the benefit of a Purchaser and/or one or more members of a Purchaser’s Immediate Family, provided in the case of clause (ii) or (iii), that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

(f) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 2, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 3. Other Restrictions On Transfer.

(a) Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, each Purchaser hereby severally (and not jointly and severally) represents and warrants to the Company as follows:

(i) The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or a Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

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(iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under state securities law.

(v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and a Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vi) The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on Shares certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

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(c) Market Stand-Off. In connection with any underwritten public offering by the Company or any successor-in-interest to the Company of equity securities of the Company or its successor for the account of the Company or such successor, pursuant to an effective registration statement on Form S-1 filed under the Securities Act, a Purchaser or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company, its successor or such underwriter. In no event, however, shall such period exceed 360 days plus such additional period as may reasonably be requested by the Company or such successor or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the Financial Institute Regulatory Authority (“FINRA”) and Rule 472(f)(4) of the New York Shares Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate eighteen (18) months after the date of the Company’s IPO. In the event of the declaration of a Shares dividend, a spin-off, a Shares split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 3(c). This Section 3(c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 4. Successors And Assigns.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon each Purchaser and such Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

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SECTION 5. Tax Election.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit I. The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if a Purchaser requests the Company or its representatives to make this filing on his or her behalf.

SECTION 6. Legends.

All certificates evidencing Purchased Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any State in connection with the issuance of the Purchased Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

SECTION 7. Notice.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to a Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 8.

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SECTION 8. Entire Agreement.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

SECTION 9. Choice Of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

SECTION 10. COUNTERPARTS AND FACSIMILE SIGNATURES.

This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which when taken together shall be deemed to be one and the same instrument. Facsimile or electronic signatures shall have the same meaning and legal effect as ribbon original signatures.

SECTION 11. Definitions.

(a) “Agreement” shall mean this Share Purchase Agreement.

(b) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or (ii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital Shares of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s Sharesholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital Shares immediately prior to such merger or consolidation.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(f) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns Shares possessing 50% or more of the total combined voting power of all classes of Shares in one of the other corporations in such chain.

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(g) “Purchased Shares” shall mean the Shares purchased by a Purchaser pursuant to this Agreement.

(h) “Purchase Price” shall mean the dollar value of the consideration for which the Shares are purchased pursuant to Schedule A to this Agreement.

(i) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 2.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended.

(k) “Share” shall mean one of the Shares.

(l) “Shares” shall mean the Common Stock of the Company.

(m) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns Shares possessing 50% or more of the total combined voting power of all classes of Shares in one of the other corporations in such chain.

(n) “Transferee” shall mean any person to whom a Purchaser has directly or indirectly transferred any Purchased Share.

(o) “Transfer Notice” shall mean the notice of a proposed transfer of Purchased Shares described in Section 2.

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In Witness Whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

LOGICAL CHOICE CORPORATION

By:
Name:	Sheri Lofgren
Title:	Chief Financial Officer

Company Signature Page

PURCHASER SIGNATURE PAGE

In Witness Whereof, each of the Purchaers has executed this Agreement, individually or in the case of an entity by its duly authorized officer, as of the day and year first above written.

Name of Purchaser:

Vert Capital Corp.

By:
Name:	Michael Pope
Title:	President

Lackamoola LLC

By:
Name:	Jean Weiss
Title:	Member

Elliot Weiss

Westbourne Holdings Ltd.

By:
Name:
Title:

Gross Children Family Trust II

By:
Name:
Title:

CAELLM Ventures, LLC

By:
Name:
Title:

Huston Barnet, Inc.

By:
Name:
Title:

Roma Ventures, LLC

By:
Name:
Title:

Forbes Henry, LLC

By:
Name:
Title:

Schedule A

List of Purchasers, Shares and Purchase Price

Name of Purchaser	No. of Shares Purchased	Purchase Price and Note
Vert Capital Corp.	16,000,000	$320,000
Lackamoola, LLC	320,000	$6,400
Elliot Weiss	30,000	$600
Westbourne Holdings Ltd.	2,250,000	$45,000
Gross Children Family Trust II	2,000,000	$40,000
Caellm Ventures, LLC	1,500,000	$30,000
Huston Barnet, Inc.	1,250,000	$25,000
Roma Ventures, LLC	1,000,000	$20,000
Forbes Henry, LLC	1,000,000	$20,000
Total	25,350,000	$507,000